Exhibit 99.1

Ener-Core Appoints Kent Williams to its Board of Directors

IRVINE, Calif. – April 19, 2017 - Ener-Core, Inc. (OTCQB: ENCR), a developer and licensor of innovative gas conversion technologies for global commercial and industrial facilities, has appointed Kent Williams to its board of directors. His appointment increases the total number of board members to eight, with two members serving independently.

Williams is currently a strategic advisor to alternative energy companies focused on plug-in hybrid electric vehicle (PHEV) drive trains and new battery technologies including ViZn Energy, ZAF Energy Systems and Efficient Drivetrains. Williams has also served as managing member of Vista Asset Management LLC, since 2002. He is actively assisting automotive companies commercializing highly efficient and environmentally friendly powertrain technologies for light and heavy duty trucks, buses, vans and SUVs. He also advises battery companies commercializing innovative material science technologies for consumer and industrial applications.

Before joining Vista Asset Management, Williams accumulated more than 30 years of experience in the capital markets, including positions with U.S. Trust, Wood Island Associates, and Merrill Lynch. During his 16-year tenure at Wood Island Associates, Williams served as a principal, portfolio manager, analyst and head of trading. He was appointed Vice Chairman of the American Stock Exchange ITAC Committee from 1985 to 1998.

Alain Castro, CEO of Ener-Core commented: “Kent has a strong reputation for his financial and strategic advisory skills, and has been committed to accelerating the deployment of sustainable energy solutions, we are honored to have him join our team. We expect to leverage Kent’s knowledge and deep industry relationships to accelerate and advance many of our municipal projects in our current pipeline and to source new projects that could benefit from our Power Oxidation technology.”

“I see Ener-Core enabling industrial companies to lower their pollution mitigation costs while improving profitable on-site energy production projects,” said Kent Williams. “U.S. regulators and industrial customer awareness will come to appreciate Ener-Core’s technology which offers a new solution to mitigate air pollution, reduce carbon footprint while improving operating profitability. These attributes were underscored by Ener-Core’s announcement last week in relation to the potential expansion of its first license agreement.”

About Ener-Core

Irvine, California-based Ener-Core, Inc. (OTCQB: ENCR) owns and licenses its proprietary Power Oxidation technology, which has been commercially deployed and generates base load, clean power from polluting waste gases including methane. Ener-Core’s patented Power Oxidizer is designed to turn one of the most potent pollution sources into a profitable, “always on” source of clean energy. Ener-Core’s technology offers an alternative to the flaring (burning) of gaseous pollution while generating operating efficiencies and reducing the costs of compliance with environmental regulations. Ener-Core offers the 250 kW Ener-Core EC250 and the larger, 2 MW Ener-Core Powerstation KG2-3GEF/PO. For more information, please visit www.ener-core.com.

Cautionary Statement Regarding Forward Looking Statements

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Information provided by Ener-Core, Inc., such as online or printed documents, publications or information available via its website, including this press release, contain forward-looking statements that involve risks, uncertainties, assumptions, and other factors, which, if they do not materialize or prove correct, could cause its results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed” and similar words. These statements may include, among others, plans, strategies, and objectives of management for future operations; any statements regarding proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. The information contained in this release is as of the date of this press release. Except as otherwise expressly referenced herein or required by law, Ener-Core assumes no obligation to update forward-looking statements.

Media and Investor Relations:
MZ Group
Chris Tyson
Managing Director - MZ North America
Direct: 949-491-8235
ENCR@mzgroup.us
www.mzgroup.us